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                                                                EXHIBIT 11


                    VIRCO MFG. CORPORATION AND SUBSIDIARIES

                Statement Re: Computation of Earnings Per Share



                                                                                        1997            1996
                                                                                     ----------      ----------
                                                                                        Three Months Ended
                                                                                     --------------------------
                                                                                             April 30
                                                                                             --------
Primary:
Average Shares Outstanding                                                            5,906,296       5,906,296

Net effect of dilutive stock options - based on the treasury stock method using average market price
                                                                                        124,528               -
                                                                                     ----------      ----------

Totals                                                                                6,030,824       5,906,296
                                                                                     ==========      ==========

Net Income/(Loss)                                                                       499,000      (1,439,000)
                                                                                     ==========      ==========

Per Share Amount                                                                            .08            (.24)
                                                                                     ==========      ==========




Weighted average shares outstanding are adjusted for 10% stock dividend declared August 20, 1996.